                                                                    Exhibit 99.1

         On February 21, 2003, Agilent Technologies Inc. reported orders of $1.36 billion and revenue of $1.41 billion for the fiscal first quarter ended Jan. 31, 2003. After $12 million of non-cash amortization charges and $42 million of restructuring expenses, the net first quarter loss from continuing operations was $112 million, or $0.24 per share on a generally accepted accounting principle (GAAP)basis. In addition, the company took a $257 million one-time goodwill write-off in the quarter related to the adoption of a new accounting rule, SFAS 142.

         "Our first quarter results were disappointing," said Ned Barnholt, Agilent chairman, president and chief executive officer. "Orders were weaker than expected due to a general climate of uncertainty. In addition, margin pressures continued to impact several of our businesses. Based on these results, we are taking additional aggressive cost-cutting actions to return Agilent to profitability during the second half of this year."

         Barnholt said that Agilent's orders were down 22 percent compared to a year ago in the Americas, about flat in Europe and up 7 percent in Asia. "Our first quarter results reflect a collective hesitation by many of our customers, who are deferring capital expenditures. Geopolitical uncertainty, on top of the general economic weakness we've experienced in the last year and a half, has resulted in a continuing pattern of weak orders."

         While all of Agilent's business segments were relatively soft in the first quarter, the company said it saw particular weakness in its semiconductor equipment, test and measurement, and chemical analysis businesses compared to prior expectations.

         To date, Agilent has achieved about $1.25 billion of annualized savings from its previously announced restructuring programs. The company said it had expected to finish this year with a normalized quarterly breakeven cost structure of about $1.57 billion. The new actions Agilent will take in the next few months will reduce the workforce by an additional 4,000 jobs and bring the company's cost structure down an additional $125 million per quarter in order to achieve a fourth quarter breakeven cost structure of $1.45 billion.

Segment Results

Test and Measurement
(in millions of dollars)

                          Q1:F03      Q4:F02       Q1:F02
                          ------      ------       ------
Orders                      594         673          647
Revenues                    633         747          684
Operating Profit(1)        (132)       (107)        (171)

         First quarter Test and Measurement orders were down 8 percent from one year ago and were off 12 percent from the seasonally strong fourth quarter. By market segment, communications test, buoyed by the still strong Asian wireless market, was stronger than general purpose test. Within general purpose test, U.S. government spending was particularly weak. First quarter revenues of $633 million were down 7 percent from last year and off 15 percent sequentially. Restructuring actions helped offset the impact of lower volumes and intense competitive pressures on operating results. The first quarter operating loss of $132 million was $39 million below last year despite $51 million lower revenues. Sequentially, the first quarter operating loss increased a relatively modest $25 million, considering the $114 million reduction in revenues. Additional restructuring, combined with the actions already underway, is expected to bring Test and Measurement to a breakeven by the fourth quarter of this year.

Automated Test
(in millions of dollars)

                          Q1:F03      Q4:F02       Q1:F02
                          ------      ------       ------
Orders                      115         151          185
Revenues                    136         220          138
Operating Profit(1)         (48)          9          (44)

         First quarter Automated Test orders of $115 million were down 38 percent from the very strong pace of one year earlier, and were off 24 percent sequentially. Automated Test's book-to-bill ratio of 0.85 was consistent with the industry results through January recently reported by Semiconductor Equipment and Materials International (2). The volatility in Automated Test segment orders was due to both the system-on-a-chip (SOC) business, which was down 45 percent from last year but up 31 percent from the prior quarter, and from our flash memory test business, which was down sharply versus both prior year and the prior quarter due to the lumpiness of customer orders. Excluding flash memory test, segment orders were flat sequentially.

         Revenues of $136 million were about flat with a year ago and off 38 percent sequentially because of declining orders. The first quarter operating loss of $48 million was $4 million greater than last year.

Semiconductor Products
(in millions of dollars)

                           Q1:F03      Q4:F02       Q1:F02
                           ------      ------       ------
Orders                       381         363          346
Revenues                     367         471          327
Operating Profit(1)          (48)         21          (61)

         Semiconductor Products' orders of $381 million were 10 percent above last year and up 5 percent sequentially. Revenues of $367 million were 12 percent higher than one year ago but off 22 percent from strong fourth quarter 2002 results. The book-to-bill ratio of 1.04 compares to 0.77 in the fourth quarter and 1.06 one year ago. Operating results were affected by the decline in ASIC business and the cost of ramping production to meet strong demand for the FBAR filter and E-pHEMT power module. The operating loss of $48 million compares to a $61 million loss one year ago and $21 million of operating profits in the prior quarter.

Life Sciences and Chemical Analysis
(in millions of dollars)

                           Q1:F03      Q4:F02       Q1:F02
                           ------      ------       ------
Orders                       268         308          287
Revenues                     276         298          277
Operating Profit(1)           34          43           35

         Life Sciences and Chemical Analysis orders of $268 million were 7 percent below one year ago and off 13 percent from the seasonally strong fourth quarter. Within the segment, orders for chemical analytical systems were particularly weak, down 9 percent from a year ago and 13 percent sequentially, as customers delayed spending due to higher oil prices, and geopolitical and economic uncertainty. Pharmaceutical companies also slowed spending in the quarter, with total Life Sciences orders off 3 percent from a year ago and 13 percent sequentially. Revenues of $276 million were flat with a year ago and down 7 percent sequentially. Operating profits of $34 million were about equal to a year ago and off only $9 million sequentially, despite a $22 million decline in revenues.

         Agilent ended the quarter with $1.75 billion in cash and equivalents, and generated more than $220 million from the reduction in receivables and inventories.

About Agilent Technologies

         Agilent Technologies Inc. (NYSE: A) is a global technology leader in communications, electronics and life sciences. The company's 35,000 employees serve customers in more than 110 countries. Agilent had net revenue of $6 billion in fiscal year 2002.

         Agilent management will host a live webcast of its quarterly conference call with the investment community in listen-only mode today at 7 a.m. (PT). Listeners may log on at www.investor.agilent.com and select "conference calls." The webcast will remain on the company site for seven days.

         A telephone replay of the conference call will be available starting at 11 a.m. (PT) on Feb. 21 through Feb. 28 by dialing +1 719 457 0820 and entering pass code 101496.

Safe Harbor Statement

         This Form 8-K contains forward-looking statements (including, without limitation, information regarding projected workforce reductions and breakeven) that involve risks and uncertainties that could cause results of Agilent to differ materially from management's current expectations.

         In addition, other risks that Agilent faces in running its operations include: the ability to execute successfully through the current economic downturn and an upturn while it continues to implement significant workforce reductions, the ability to meet and achieve the benefits of its cost reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions, the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive, increasing competitive, pricing and gross margin pressures, the successful implementation of Agilent's ERP and CRM systems and the ability to realize the benefits from these and other IT systems investments, the ability to improve asset performance to adapt to the current economic slowdown and other changes in demand, the ability to successfully introduce new products at the right time and with the right mix, and other risks detailed in the company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Oct. 31, 2002 and its Current Reports on Form 8-K dated Jan. 24 and Feb. 10, 2003. The company assumes no obligation to update the information in this Form 8-K.

                                      # # #

(1) before restructuring charges in all periods
(2) according to Semiconductor Equipment and Materials International press release dated Feb. 18, 2002 (see http://www.semi.org).

                           AGILENT TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                    Three Months Ended
                                                                        January 31,
                                                                ---------------------------          Percent
                                                                   2003             2002            Inc/(Dec)
                                                                ----------       ----------        ------------
Orders                                                          $    1,358       $    1,465             (7%)

Net revenue                                                     $    1,412       $    1,426             (1%)

Costs and expenses:
  Cost of products and services                                        883              920             (4%)
  Research and development                                             277              317            (13%)
  Selling, general and administrative                                  508              631            (19%)
                                                                ----------       ----------

          Total costs and expenses                                   1,668            1,868            (11%)
                                                                ----------       ----------

Loss from operations                                                  (256)            (442)            42%

Other income (expense), net                                              4               19            (79%)
                                                                ----------       ----------

Loss from continuing operations before taxes                          (252)            (423)            40%

Benefit for taxes                                                     (140)            (106)            32%
                                                                ----------       ----------

Loss from continuing operations                                       (112)            (317)            65%

Gain from sale of discontinued operations (net of taxes)                 -                2
                                                                ----------       ----------

Loss before cumulative effect of accounting changes                   (112)            (315)            64%

Cumulative effect of adopting SFAS No. 142
  (net of tax benefit of $11 million)                                 (257)               -
                                                                ----------       ----------

Net loss                                                        $     (369)      $     (315)           (17%)
                                                                ==========       ==========
NET (LOSS) EARNINGS PER SHARE - BASIC AND DILUTED:

Loss from continuing operations                                 $    (0.24)      $    (0.68)
Gain from sale of discontinued operations, net                           -                -
Cumulative effect of adopting SFAS No. 142, net                      (0.54)               -
                                                                ----------       ----------
Net loss                                                        $    (0.78)      $    (0.68)
                                                                ==========       ==========
Weighted average shares used in computing loss per share:
                     Basic and diluted                                 471              463

Historical amounts have been reclassified to conform with current period presentation.

                           AGILENT TECHNOLOGIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                (IN MILLIONS, EXCEPT PAR VALUE AND SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                            January 31,     October 31,
                                                                               2003            2002
                                                                           -------------   -------------
ASSETS
Current assets:
  Cash and cash equivalents                                                $       1,754   $       1,844
  Accounts receivable, net                                                           930           1,118
  Inventory                                                                        1,166           1,184
  Current deferred tax assets                                                        451             462
  Other current assets                                                               258             272
                                                                           -------------   -------------
    Total current assets                                                           4,559           4,880

Property, plant and equipment, net                                                 1,571           1,579
Goodwill and other intangible assets, net                                            422             685
Long-term deferred tax assets                                                        796             635
Other assets                                                                         422             424
                                                                           -------------   -------------
    Total assets                                                           $       7,770   $       8,203
                                                                           =============   =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                         $         290   $         305
  Employee compensation and benefits                                                 627             733
  Deferred revenue                                                                   256             244
  Income and other taxes payable                                                     387             325
  Other accrued liabilities                                                          463             574
                                                                           -------------   -------------
    Total current liabilities                                                      2,023           2,181
                                                                           -------------   -------------

Senior convertible debentures                                                      1,150           1,150
Other liabilities                                                                    248             245
                                                                           -------------   -------------
     Total liabilities                                                             3,421           3,576
                                                                           -------------   -------------

Commitments and contingencies                                                          -               -

Stockholders' equity:
  Preferred stock; $0.01 par value; 125 million
    shares authorized; none issued and outstanding                                     -               -
  Common stock; $0.01 par value; 2 billion
    shares authorized; 467 million shares at October 31, 2002
    and 471 million shares at January 31, 2003 issued and outstanding                  5               5
  Additional paid-in capital                                                       4,922           4,872
  Accumulated deficit                                                               (470)           (101)
  Accumulated comprehensive loss                                                    (108)           (149)
                                                                           -------------   -------------
    Total stockholders' equity                                                     4,349           4,627
                                                                           -------------   -------------
      Total liabilities and stockholders' equity                           $       7,770   $       8,203
                                                                           =============   =============

                           AGILENT TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (IN MILLIONS)
                                   (UNAUDITED)

                                                                                         Three months
                                                                                             ended
                                                                                          January 31,
                                                                                             2003
                                                                                       ----------------
Cash flows from operating activities:
  Net loss                                                                             $           (369)
Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization                                                                      82
  Inventory-related charges                                                                          (1)
  Deferred taxes                                                                                   (149)
  Asset impairment charges                                                                           10
  Net loss on sale of assets                                                                          4
  Adoption of SFAS No. 142                                                                          268
  Changes in assets and liabilities:
   Accounts receivable                                                                              192
   Inventory                                                                                         32
   Accounts payable                                                                                  (9)
   Employee compensation and benefits                                                              (106)
   Income taxes                                                                                      33
   Other current assets and liabilities                                                             (60)
   Other long-term assets and liabilities                                                            (3)
                                                                                       ----------------
Net cash used in operating activities *:                                                            (76)

Cash flows from investing activities:
  Investments in property, plant and equipment                                                      (61)
  Dispositions of property, plant and equipment                                                       1
  Purchase of equity investments                                                                     (2)
                                                                                       ----------------
Net cash used in investing activities:                                                              (62)

Cash flows from financing activities:
  Issuance of common stock under employee stock plans                                                50
  Net payments to notes payable and short-term borrowings                                            (2)
                                                                                       ----------------
Net cash provided by financing activities:                                                           48
                                                                                       ----------------

Change in cash and cash equivalents                                                                 (90)

Cash and cash equivalents at beginning of period                                                  1,844
                                                                                       ----------------

Cash and cash equivalents at end of period                                                        1,754
                                                                                       ================

*  Cash payments for restructuring included in operating activities:          43

                           AGILENT TECHNOLOGIES, INC.
                        TEST AND MEASUREMENT INFORMATION
                      (IN MILLIONS, EXCEPT PERCENT CHANGES)
                                   (UNAUDITED)

-------------------------------------------------------------------------------------------------------------
                              Three months      Three months                      Three months
                                 ended              ended                            ended
                               January 31,       January 31,       Yr vs. Yr       October 31,    Sequential
                                  2003              2002           % change           2002         % change
                             --------------------------------------------------------------------------------
Orders                       $   594          $    647                (8%)       $    673             (12%)

Net Revenue                  $   633          $    684                (7%)       $    747             (15%)

Loss from operations         $  (132)         $   (171)               23%        $   (107)            (23%)
                             --------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

Loss from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with accounting principles generally accepted in the United States (GAAP). Loss from operations of our reporting segments excludes restructuring, amortization of intangibles, other one-time and non-operational charges and some residual corporate charges.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

Historical amounts have been reclassified to conform with current period presentation.

                           AGILENT TECHNOLOGIES, INC.
                       SEMICONDUCTOR PRODUCTS INFORMATION
                      (IN MILLIONS, EXCEPT PERCENT CHANGES)
                                   (UNAUDITED)

---------------------------------------------------------------------------------------------------------------------------
                                       Three months      Three months                      Three months
                                          ended             ended                             ended
                                       January 31,       January 31,       Yr vs. Yr       October 31,         Sequential
                                          2003              2002           % change           2002              % change
                                      -------------------------------------------------------------------------------------
Orders                                $    381          $    346              10%         $    363                  5%

Net Revenue                           $    367          $    327              12%         $    471                (22%)

(Loss) earnings from operations       $    (48)         $    (61)             21%         $     21               (329%)
                                      -------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

Loss from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with accounting principles generally accepted in the United States (GAAP). Loss from operations of our reporting segments excludes restructuring, amortization of intangibles, other one-time and non-operational charges and some residual corporate charges.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products that will be delivered within six months.

Historical amounts have been reclassified to conform with current period presentation.

                           AGILENT TECHNOLOGIES, INC.
                           AUTOMATED TEST INFORMATION
                      (IN MILLIONS, EXCEPT PERCENT CHANGES)
                                   (UNAUDITED)

----------------------------------------------------------------------------------------------------------------------------
                                       Three months      Three months                      Three months
                                          ended             ended                             ended
                                       January 31,       January 31,       Yr vs. Yr        October 31,         Sequential
                                          2003              2002           % change            2002              % change
                                      --------------------------------------------------------------------------------------
Orders                                $   115           $   185              (38%)        $    151                  (24%)

Net Revenue                           $   136           $   138               (1%)        $    220                  (38%)

(Loss) earnings from operations       $   (48)          $   (44)              (9%)        $      9                 (633%)
                                      --------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

Loss from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with accounting principles generally accepted in the United States (GAAP). Loss from operations of our reporting segments excludes restructuring, amortization of intangibles, other one-time and non-operational charges and some residual corporate charges.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

Historical amounts have been reclassified to conform with current period presentation.

                           AGILENT TECHNOLOGIES, INC.
                 LIFE SCIENCES AND CHEMICAL ANALYSIS INFORMATION
                      (IN MILLIONS, EXCEPT PERCENT CHANGES)
                                   (UNAUDITED)

----------------------------------------------------------------------------------------------------------------------------
                                       Three months      Three months                      Three months
                                          ended             ended                             ended
                                       January 31,       January 31,       Yr vs. Yr        October 31,         Sequential
                                         2003               2002           % change            2002             % change
                                      --------------------------------------------------------------------------------------
Orders                                $   268           $    287              (7%)        $   308                   (13%)

Net Revenue                           $   276           $    277               0%         $   298                    (7%)

Earnings from operations              $    34           $     35              (3%)        $    43                   (21%)
                                      --------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

Loss from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with accounting principles generally accepted in the United States (GAAP). Loss from operations of our reporting segments excludes restructuring, amortization of intangibles, other one-time and non-operational charges and some residual corporate charges.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

Historical amounts have been reclassified to conform with current period presentation.

                           AGILENT TECHNOLOGIES, INC.
                ORDERS AND NET REVENUE FROM CONTINUING OPERATIONS
                                BY GEOGRAPHY
                      FOR THE THREE MONTHS ENDED JANUARY 31
                      (IN MILLIONS, EXCEPT PERCENT CHANGES)
                                   (UNAUDITED)

                                                     Percent
                                                    Inc/(Dec)
                   --------   --------   --------------------------------
                     2003       2002       USD           Local Currency
                   --------   --------   --------------------------------
ORDERS

Americas           $    496   $    638       (22%)            (22%)

Europe                  295        298        (1%)             (2%)

Asia Pacific            567        529         7%               7%
                   --------   --------

        Total      $  1,358   $  1,465        (7%)             (7%)
                   ========   ========

NET REVENUE

Americas           $    576   $    596        (3%)

Europe                  296        305        (3%)

Asia Pacific            540        525         3%

                   --------   --------
        Total      $  1,412   $  1,426        (1%)
                   ========   ========

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.